Exhibit 99.1

PRESS RELEASE
Contacts:
Jennifer Neiman	Derek Cole
Senior Manager, Corporate Communications	Vice President, Investor Relations
720.540.5227	720.540.5367
jneiman@allos.com	dcole@allos.com

ALLOS THERAPEUTICS REPORTS
FIRST QUARTER 2007 FINANCIAL RESULTS

Westminster, Colo., May 8, 2007 — Allos Therapeutics, Inc. (NASDAQ: ALTH) today reported financial results for the first quarter of 2007. For the three months ended March 31, 2007, the Company reported a net loss of $8.4 million, or ($0.14) per share. This compares to a net loss of $7.1 million, or ($0.13) per share, for the first quarter of 2006. Cash, cash equivalents, and investments in marketable securities as of March 31, 2007 were $75.5 million.

Paul L. Berns, President and Chief Executive Officer, stated: “During the quarter we continued to make important progress in advancing our product development programs, notably through the successful completion of the first interim safety assessment for our pivotal Phase 2 PROPEL trial of PDX.  We also strengthened our leadership team through the appointment of seasoned industry executives to our senior management team and Board of Directors and improved our financial position through the completion of our underwritten offering of common stock in February.  We believe these clinical development and organizational advances position Allos for continued progress through the balance of the year.”

Product Portfolio Update:

PDX (pralatrexate):

PDX is a novel, small molecule chemotherapeutic agent that inhibits dihydrofolate reductase, or DHFR, a folic acid (folate)-dependent enzyme involved in the building of nucleic acid, or DNA, and other processes. PDX is currently under evaluation in patients with lymphoma and non-small cell lung cancer.

•                  In January 2007, an independent Data Monitoring Committee (DMC) completed a planned interim analysis of safety data from the Company’s pivotal Phase 2 PROPEL trial of PDX in patients with relapsed or refractory peripheral T-cell lymphoma, and recommended that the trial continue per the protocol.  The interim assessment was based upon an evaluation of the first ten patients enrolled in the study who completed at least one cycle of treatment with PDX.  No major patient safety concerns were identified by the DMC.  In accordance with the study’s design, an interim analysis of efficacy data will be conducted after 35 patients have completed at least one cycle of treatment with PDX, which is currently expected to occur in the second half of 2007. The DMC will assess patient safety as part of the 35 patient response assessment and again after 65 patients have completed at least one cycle of treatment.  The Company currently anticipates that study enrollment at up to 35 centers in the United States, Canada and Europe will be completed by the third quarter of 2008.

•                  In April 2007, the Commission of the European Communities, with a favorable opinion of the Committee for Orphan Medicinal Products of the European Medicines Agency (EMEA) granted orphan medicinal product designation to PDX for the treatment of patients with peripheral T-cell lymphoma (PTCL).

EFAPROXYN™ (efaproxiral):

EFAPROXYN is the first synthetic small molecule designed to sensitize hypoxic, or oxygen-deprived, areas of tumors during radiation therapy by facilitating the release of oxygen from hemoglobin, the oxygen-carrying protein contained within red blood cells, and increasing the level of oxygen in tumors. EFAPROXYN is currently under evaluation in patients with brain metastases originating from breast cancer, and in patients with primary non-small cell lung cancer and cervical cancer.

•                  Patient enrollment in ENRICH, the Company’s pivotal Phase 3 study of EFAPROXYN plus whole brain radiation therapy in women with brain metastases originating from breast cancer was completed in September 2006.   Patients were randomized 1:1 to receive standard whole brain radiation therapy, 3 Gy fractions for 10 days plus supplemental oxygen, with or without EFAPROXYN.  At the time of randomization patients were stratified by KPS and known liver metastases.  The primary endpoint of the trial is survival, which will be compared between treatment arms using the stratified log rank test.  The Company plans to conduct the final analysis of safety and efficacy data from this trial following the occurrence of 282 eligible patient deaths, which is expected to occur in mid-2007.  If the results are positive, the Company intends to submit an amendment to its previously filed new drug application to the FDA as expeditiously as possible.

RH1:

RH1 is a novel small molecule chemotherapeutic agent that is bioactivated by the enzyme DT-diaphorase, or DTD, which is over-expressed in many tumors relative to normal tissue, including lung, colon, breast and liver tumors.  RH1 was recently the subject of a Phase 1 study in patients with various solid tumors.

•                  Sarah Danson, Ph.D., of Christie Hospital and the Paterson Institute for Cancer Research, Manchester, UK is scheduled to present a poster presentation titled “Final results of a phase I clinical trial of the bioreductive drug RH1” at the American Society of Clinical Oncology Annual Meeting on June 4, 2007.

Corporate events:

•                  In April 2007, the Company appointed Jeffrey R. Latts, former Executive Vice President and Chief Medical Officer of Exelixis, Inc., to its Board of Directors.

•                  In March 2007, the Company appointed Pablo J. Cagnoni, M.D. as Senior Vice President, Chief Medical Officer.

•                  In February 2007, the Company closed an underwritten offering of 9,000,000 shares of its common stock, resulting in aggregate net proceeds to the Company of approximately $50.3 million.

•                  In January 2007, the Company appointed William R. Ringo, former President and CEO of Abgenix Inc., to its Board of Directors.

Conference Call

The Company will host a conference call to review its first quarter results on Tuesday, May 8, 2007, at 8:30 AM ET. The dial in number for U.S. residents to participate is 877-407-8031. International callers should dial 201-689-8031. Participants should reference the Allos Therapeutics conference call.

Conference Call Replay

An audio replay of the conference call will be available from 2:00 PM ET on Tuesday, May 8, 2007, until 11:59 PM ET on Friday, May 18, 2007. To access the replay, please dial 877-660-6853 (domestic) or 201-612-7415 (international); Replay pass codes (both required for playback): account # 286; conference ID # 239702.

Webcast

The Company will also hold a live web cast of the conference call.  The webcast will be available from the homepage and the investors/media section of the Company’s web site at www.allos.com and will be archived for 30 days.

About Allos Therapeutics, Inc.
Allos Therapeutics, Inc. (ALTH) is a biopharmaceutical company focused on the development and commercialization of small molecule therapeutics for the treatment of cancer. The Company has two product candidates in late-stage clinical development: EFAPROXYN (efaproxiral), a radiation sensitizer currently under evaluation in a pivotal Phase 3 trial in women with brain metastases originating from breast cancer, and PDX (pralatrexate), a novel antifolate currently under evaluation in a pivotal Phase 2 trial in patients with relapsed or refractory peripheral T-cell lymphoma. The Company is also evaluating RH1, a targeted chemotherapeutic agent, in a Phase 1 trial in patients with advanced solid tumors. For additional information, please visit the Company’s website at www.allos.com.

Safe Harbor Statement

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements concerning the Company’s projected timelines for the completion of enrollment, performance of interim and final analysis and announcement of results from the Company’s ongoing clinical trials, statements concerning the Company’s future product development and regulatory strategies, including the Company’s intent to develop or seek regulatory approval for its product candidates in specific indications, and other statements which are other than statements of historical facts. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” and other similar terminology or the negative of these terms, but their absence does not mean that a particular statement is not forward-looking. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, among others: that the Company may experience difficulties or delays in the initiation, progress or completion of its clinical trials, whether caused by competition, adverse events, investigative site initiation rates, patient enrollment rates, regulatory issues or other factors; and that the Company’s clinical trials may not demonstrate the safety and efficacy of the Company’s product candidates in their target indications.  Even if clinical trials demonstrate the safety and efficacy of the Company’s product candidates, regulatory authorities may not approve such product candidates, the Company may not be able to successfully market such product candidates, or the Company may face post-approval problems that require the withdrawal of its product candidates from the market.  In addition, the Company may lack the financial resources and access to capital to fund planned or future clinical trials of its product candidates, or to continue evaluating their therapeutic utility in other potential indications.  Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, and in the Company’s other periodic reports and filings with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this press release, except as required by law.

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(Tables follow)

ALLOS THERAPEUTICS, INC.

CONDENSED STATEMENTS OF OPERATIONS

(in thousands ~ except share and per share information)

(unaudited)

	Three Months Ended March 31,
	2006	2007
Operating expenses:
Research and development	$3,440	$3,289
Clinical manufacturing	561	1,147
Marketing, general and administrative	2,926	4,748
Restructuring and separation costs	646	—

Total operating expenses	7,573	9,184

Loss from operations	(7,573)	(9,184)
Interest and other income, net	504	773

Net loss	$(7,069)	$(8,411)

Net loss per share: basic and diluted	$(0.13)	$(0.14)
Weighted average shares outstanding: Basic and diluted	55,079,180	62,151,400

ALLOS THERAPEUTICS, INC.

CONDENSED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31, 2006	March 31, 2007
ASSETS
Cash, cash equivalents and investments in marketable securities	$32,796	$75,519
Other assets	2,982	2,917
Property and equipment, net	604	602
Total assets	$36,382	$79,038

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$6,832	$6,038
Stockholders’ equity	29,550	73,000
Total liabilities and stockholders’ equity	$36,382	$79,038